SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 21, 2003

                            ENERGIZER HOLDINGS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           MISSOURI               1-15401             No. 43-1863181

          (State or Other        (Commission            (IRS Employer
          Jurisdiction of        File Number)          Identification
           Incorporation)                                   Number)

         533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO        63141
       ------------------------------------------------------------------
        (Address of Principal Executive Offices)           (Zip Code)

                                 (314) 985-2000
                               -------------------
              (Registrant's telephone number, including area code)

Item  5.  Other  Events

The  Company  today  issued  the  following  press  release:


            ENERGIZER HOLDINGS, INC. ACQUIRES SCHICK-WILKINSON SWORD

St. Louis, Missouri, January 21, 2003 - Energizer Holdings, Inc, [NYSE: ENR], today announced that it has reached a definitive agreement to purchase the Schick-Wilkinson Sword business from Pfizer Inc [NYSE: PFE] for $930 million. Banc of America Securities advised Energizer on the transaction.

Schick-Wilkinson Sword is the second largest manufacturer and marketer of men's and women's wet shave products in the world. Its portfolio of products, which currently includes Xtreme 3, Protector, Slim Twin and Silk Effects, has been well-known throughout the world for over 75 years, with a reputation for high quality and innovation in shaving technology. The company operates in over 80 countries and has an estimated 18% market share of the global wet shaving business. Its primary markets are Europe, the United States and Japan. Schick had 2002 sales of approximately $650 million and earnings before interest, taxes, depreciation and amortization of over $100 million.

"Schick-Wilkinson Sword is an attractive business in a category with dollar sales growth and stable margins that leverages our core competencies," said Pat Mulcahy, chief executive officer of Energizer. "Energizer and Schick are very compatible, with many common customers, and similar distribution channels, high speed manufacturing and product innovation capabilities, and corporate cultures."

The company estimates the acquisition will be accretive to fiscal 2004 results. Due to purchase accounting requirements, primarily related to inventory valuation, the acquisition will be dilutive to earnings for the first turn of acquired inventory, which will result in a significant reduction in Energizer's reported results in the first full quarter following the closing of the transaction.

The transaction is subject to governmental and regulatory approvals in a number of jurisdictions, as well as other customary conditions. Energizer currently expects the transaction to close in the spring.

The transaction will be financed through cash and a $550 million 364-Day Bridge Loan arranged jointly by Bank One and Bank of America with the remainder provided from existing credit facilities totaling $520 million.

Energizer will conduct a live webcast to discuss the Schick acquisition on Tuesday, January 21 at 11:00 EST. To listen, please visit the Investor Relations section of the company's website or dial 800-374-0674, conference identification 7731464. A replay will be available shortly after the call through January 28. The replay number is 800-642-1687, conference identification 7731464. In addition, the replay can be heard at www.energizer.com.
               --

Energizer Holdings, Inc. is headquartered in St. Louis, Missouri, is one of the world's largest manufacturers of primary batteries and flashlights and a global leader in the dynamic business of providing portable power.

Statements in this press release that are not historical, particularly statements regarding shaving category growth and margin stability, the compatibility of the Schick and Energizer businesses, the accretive nature of the acquisition and its impact on earnings dilution, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Energizer advises readers that various risks and uncertainties could affect its financial performance and that of the Schick business and could cause actual results to differ materially from those anticipated or projected. Final results for Schick's 2002 fiscal year have not yet been determined, and could be impacted by financial and other adjustments prior to the final disclosure of year-end results by Pfizer, Inc., the current owner of that business. Continuing dollar sales growth and margin stability in the wet shave category may be impacted by general economic or political conditions, consumer demand, competitive pressure and adverse governmental regulation. The accretive impact of the acquisition on Energizer's fiscal 2004 results may be different from that anticipated, or may be offset by the impact of other significant events or results. Similarly, the dilutive impact on earnings may be impacted by changes in purchase accounting requirements, inventory levels, and inventory valuation levels.

Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents, including Energizer's Registration Statement on Form 10, its Annual Report on Form 10-K for the year ended September 30, 2002, and its Current Report on Form 8-K dated April 25, 2000.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENERGIZER  HOLDINGS,  INC.




By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated:  January 21, 2003